Exhibit 99.1

CHC HELICOPTER ANNOUNCES FISCAL FIRST-QUARTER OPERATING RESULTS

•	Revenue Virtually Flat; Net Loss Higher on Interest Charges, Non-Cash Expenses

•	EBITDAR(i) Growth Reflects Efficiency From Ongoing Transformation

•	Heli-One’s Third-Party MRO Revenue Up 13 Percent

Sept. 11, 2013 – Vancouver, B.C., Canada – CHC Helicopter reported a 10-percent increase in EBITDAR(i) in its fiscal first-quarter 2014, on revenue that was virtually flat with the same quarter a year ago. The results reflected continued improvement in the company’s operating efficiency.

CHC’s revenue for the three months ending July 31 was $415 million, down $1 million from last year.

The company reported a net loss of $36 million for the quarter, an increase from a net loss of $32 million last year. However, EBITDAR(i) (earnings before interest, taxes, depreciation, amortization and rent, and excluding aircraft leasing costs), CHC’s primary measure of operational performance, was up 10 percent to $111 million.

	First Quarter
(in millions)	FY14	FY13	Change(iv)
Revenue	$415	$416	—
Net Loss	($36)	($32)	N/A
EBITDAR(i)	$111	$101	10%
EBITDA(ii)	$56	$52	7%
Adjusted Net Loss (iii)	($29)	($12)	N/A

(i)	Segment EBITDAR (adjusted) is referred to in this document as EBITDAR. See a description of non-GAAP calculations and reconciliation to comparable GAAP measures below.
(ii)	Consolidated EBITDA is referred to in this document as EBITDA. See a description of non-GAAP calculations and reconciliation to comparable GAAP measures below.
(iii)	See a description of non-GAAP calculations and reconciliation to comparable GAAP measures below.
(iv)	All growth rates in this release are year-over-year unless otherwise noted.

While CHC was able to mitigate much of the operational disruption to customers, the unavailability of EC225 aircraft for flying operations in Q1 resulted in lower company revenue. There were related cost tradeoffs in the quarter: normal operating expenses were lower because those aircraft were not flying, but this was offset somewhat by first-quarter spending to prepare the EC225s to resume service in Q2.

“We have been working hard to implement engineering changes to our fleet of EC225s, and it’s great for customers and for our industry that we’re now safely returning those aircraft to full service,” said William Amelio, CHC’s president and chief executive officer.

BUSINESS HIGHLIGHTS

Helicopter Services (flying):

•	Revenue from CHC’s flying segment was down 1 percent in Q1, mostly attributable to the EC225 situation. Sales were up in Eastern North Sea, Asia Pacific and Africa-Euro Asia, driven by new contracts with oil and gas producers.

•	EBITDAR(i) from Helicopter Services increased 22 percent, partly because of additional margins from new contracts and lower EC225-related costs.

•	Business wins in Q1 were broadly distributed around the globe, including in Australia, Brazil, Ireland, Kazakhstan, Malaysia, Norway, Thailand and the United Kingdom.

•	CHC has been working with customers to stage the return of EC225s to full service and now has two-thirds of the aircraft safely ready to fly. The company expects to have its entire EC225 fleet available during October.

Heli-One (MRO):

•	First-quarter total revenue from Heli-One, CHC’s helicopter maintenance, repair and overhaul (MRO) segment, rose 4 percent, hampered by inactivity of CHC’s EC225s. However, sales to third-party customers were up 13 percent.

•	Heli-One’s EBITDAR(i) decreased $12 million, mostly because of costs incurred to increase availability of other CHC aircraft while EC225s were on the ground in Q1, and to prepare for the start of their return to service in Q2.

•	Heli-One is investing in additional marketing and sales capacity to best reach additional MRO opportunities.

About CHC

CHC Helicopter is a leader in enabling customers to go further, do more and come home safely, including oil and gas companies, government search-and-rescue agencies and organizations requiring helicopter maintenance, repair and overhaul services through the Heli-One segment. The company is headquartered in Vancouver and operates about 250 aircraft in about 30 countries around the world.

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Segment Performance

(Expressed in thousands of United States dollars)

Segment Third Party Revenue

	For the three months ended July 31,
	2013	2012
Helicopter Services	$387,302	$391,523
Heli-One	27,629	24,546

Consolidated totals	$414,931	$416,069

EBITDAR and EBITDA Summary

	For the three months ended July 31,
	2013	2012
Helicopter Services	$128,629	$105,760
Heli-One	1,623	13,813
Corporate	(18,061)	(18,525)
Eliminations	(757)	(149)

Segment EBITDAR (adjusted) (i)	111,434	100,899
Less: aircraft lease and associated costs	(55,279)	(48,430)

Consolidated EBITDA (i)	$56,155	$52,469

(i)	See a description of non-GAAP calculations and reconciliation to comparable GAAP measures below.

Consolidated Statements of Operations

(Expressed in thousands of United States dollars)

	For the three months ended
	July 31, 2013	July 31, 2012
Revenue	$414,931	$416,069

Direct costs	(343,106)	(346,087)
Earnings from equity accounted investees	2,391	1,012
General and administration costs	(18,061)	(18,525)
Depreciation	(32,057)	(28,310)
Restructuring costs	—	(1,930)
Asset impairments	(7,324)	(6,501)
Loss on disposal of assets	(1,122)	(1,591)

Total operating expenses	(399,279)	(401,932)

Operating income	15,652	14,137

Interest on long-term debt	(38,577)	(29,883)
Foreign exchange loss	(13,148)	(7,401)
Other financing income (charges)	5,824	(8,154)

Loss from continuing operations before income tax	(30,249)	(31,301)

Income tax expense	(5,308)	(1,281)

Loss from continuing operations	(35,557)	(32,582)

Earnings from discontinued operations, net of income tax	—	345

Net loss	($35,557)	($32,237)

Net earnings (loss) attributable to:

Controlling interest	($38,205)	($33,105)
Non-controlling interest	2,648	868

Net loss	($35,557)	($32,237)

Consolidated Statements of Cash Flows

(Expressed in thousands of United States dollars)

	For the three months ended
	July 31, 2013	July 31, 2012
Cash provided by (used in):
Operating activities:
Net loss	($35,557)	($32,237)
Less: earnings from discontinued operations, net of tax	—	345

Net loss from continuing operations	(35,557)	(32,582)

Adjustments to reconcile net loss to cash flows provided by (used in) operating activities:
Depreciation	32,057	28,310
Loss on disposal of assets	1,122	1,591
Asset impairments	7,324	6,501
Non-cash financing and lease costs	336	(164)
Earnings from equity accounted investees	(2,391)	(1,012)
Deferred income taxes	1,613	(5,740)
Pension contributions, net of pension expense	(17,588)	(11,746)
Increase to deferred lease financing costs	(1,724)	(1,273)
Foreign exchange gain (loss)	(5,827)	22,275
Other	3,180	2,503
Decrease in cash resulting from changes in operating assets and liabilities	(26,815)	(54,580)

Cash used in operating activities	(44,270)	(45,917)

Financing activities:
Sold interest in accounts receivable, net of collections	(6,446)	8,243
Long-term debt proceeds	400,000	225,153
Long-term debt repayments	(225,948)	(151,953)
Increase in deferred financing costs related to the notes	(5,902)	—
Dividend distribution to parent	(25,148)	—

Cash provided by financing activities	136,556	81,443

Investing activities:
Property and equipment additions	(104,385)	(46,667)
Proceeds from disposal of property and equipment	46,163	47,225
Aircraft deposits, net of lease inception refunds	(27,947)	(30,081)
Restricted cash	(4,852)	5,346

Cash used in investing activities	(91,021)	(24,177)

Cash provided by continuing operations	1,265	11,349
Cash flows provided by (used in) discontinued operations:
Cash flows provided by (used in) operating activities	—	345
Cash flows provided by (used in) financing activities	—	(345)

Cash provided by (used in) discontinued operations	—	—

Effect of exchange rate changes on cash and cash equivalents	(10,410)	(9,821)

Increase (decrease) in cash and cash equivalents during the period	(9,145)	1,528
Cash and cash equivalents, beginning of period	123,714	55,547

Cash and cash equivalents, end of period	$114,569	$57,075

Consolidated Balance Sheets

(Expressed in thousands of United States dollars, except share information)

	July 31, 2013	April 30, 2013
Assets
Current Assets:
Cash and cash equivalents	$114,569	$123,714
Receivables, net of allowance for doubtful accounts	310,655	317,249
Income taxes receivable	23,374	25,871
Deferred income tax assets	48	49
Inventories	113,936	105,794
Prepaid expenses	35,722	22,219
Other assets	58,282	56,083

	656,586	650,979

Property and equipment, net	1,052,542	1,075,254
Investments	29,363	26,896
Intangible assets	194,373	197,810
Goodwill	425,940	430,462
Restricted cash	33,470	29,639
Other assets	476,620	438,777
Deferred income tax assets	9,118	10,752
Assets held for sale	51,858	32,047

	$2,929,870	$2,892,616

Liabilities and Shareholder’s Equity
Current Liabilities:
Payables and accruals	$374,657	$419,179
Deferred revenue	36,481	27,652
Income taxes payable	40,736	47,987
Deferred income tax liabilities	618	618
Current facility secured by accounts receivable	45,450	53,512
Other liabilities	20,386	22,791
Current portion of long-term debt	24,512	2,138

	542,840	573,877
Long-term debt and capital lease obligations	1,632,068	1,475,087
Deferred revenue	62,242	55,990
Other liabilities	239,612	246,455
Deferred income tax liabilities	10,810	10,627

Total liabilities	2,487,572	2,362,036

Redeemable non-controlling interests	(6,206)	(8,262)
Capital stock: Par value 1 Euro;
Authorized and issued:
1,228,377,771 and 1,228,377,771, respectively	1,607,101	1,607,101
Contributed surplus	80,803	80,686
Deficit	(1,122,463)	(1,059,110)
Accumulated other comprehensive loss	(116,937)	(89,835)

Total Shareholder’s Equity	448,504	538,842

	$2,929,870	$2,892,616

Non-GAAP Financial Measures:

This press release includes non-GAAP financial measures, adjusted net earnings (loss), segment earnings before interest, taxes, depreciation, amortization and aircraft lease rent and associated costs (“segment EBITDAR (adjusted)”) referred to above as EBITDAR and earnings before interest, taxes, depreciation and amortization (“EBITDA”) that are not required by, or presented in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP measures are not performance measures under GAAP and should not be considered as alternatives to net earnings (loss) or any other performance or liquidity measures derived in accordance with GAAP. In addition, these measures may not be comparable to similarly titled measures of other companies. CHC has provided a reconciliation of these non-GAAP measures to the most directly comparable GAAP measure below. CHC has chosen to include adjusted net earnings (loss) as we consider this to be a useful measure of our results before asset impairments, gain or loss on the disposal of assets and foreign exchange gains or losses. We have chosen to include segment EBITDAR (adjusted) as we consider this to be a significant indicator of our financial performance and use this measure to assist us in allocating available capital resources. We have also included EBITDA as this measure is useful to our debt holders as it is a proxy of Adjusted EBITDA, a non-GAAP measure. Adjusted EBITDA provides useful information to investors as it is a measure to calculate certain financial covenants related to our revolving credit facility and certain covenants in our note indentures and other financing instruments. CHC has provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure below and has presented a detailed discussion of its reasons for including non-GAAP financial measures and the limitations associated with those measures as part of the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Quarterly Reports on Form 10-Q and Annual Report on Form 10-K. CHC encourages investors to review the reconciliation and the non-GAAP discussion in conjunction with our presentation of these non-GAAP financial measures.

EBITDA - Non-GAAP Reconciliation

(Expressed in thousands of United States dollars)

	For the three months ended July 31,
	2013	2012
Helicopter Services	$128,629	$105,760
Heli-One	1,623	13,813
Corporate	(18,061)	(18,525)
Eliminations	(757)	(149)

Segment EBITDAR (adjusted)	111,434	100,899
Less: aircraft lease and associated costs	(55,279)	(48,430)

Consolidated EBITDA	56,155	52,469
Depreciation	(32,057)	(28,310)
Restructuring costs	—	(1,930)
Asset impairments	(7,324)	(6,501)
Loss on disposal of assets	(1,122)	(1,591)

Operating income	15,652	14,137

Interest on long-term debt	(38,577)	(29,883)
Foreign exchange loss	(13,148)	(7,401)
Other financing income (charges)	5,824	(8,154)

Loss from continuing operations before income tax	(30,249)	(31,301)
Income tax expense	(5,308)	(1,281)

Loss from continuing operations	(35,557)	(32,582)

Earnings from discontinued operations, net of income tax	—	345

Net loss	($35,557)	($32,237)

Adjusted net loss - Non-GAAP reconciliation

(Expressed in thousands of United States dollars)

	For the three months ended July 31,
	2013	2012
Adjusted net loss	($28,727)	($11,590)
Asset impairments	(7,324)	(6,501)
Loss on disposal of assets	(1,122)	(1,591)
Gain (loss) on derivatives	14,764	(5,154)
Foreign exchange loss	(13,148)	(7,401)

Net loss	($35,557)	($32,237)

Cautionary Note on Forward-Looking Statements:

This press release contains forward-looking statements and information within the meaning of certain securities laws, including the “safe harbor” provision of the United States Private Securities Litigation Reform Act of 1995 and any applicable Canadian securities legislation. All statements, other than statements of historical fact included in this press release, regarding our strategy, future operations, projections, conclusions, forecasts and other statements are “forward-looking statements”. While these forward-looking statements represent our best current judgment, the actual results could differ materially from the conclusions, forecasts or projections contained in the forward-looking information. Certain material factors or assumptions were applied in drawing a conclusion or making a forecast or projection in the forward-looking information contained herein. Such factors include, but are not limited to, the following: competition in the markets we serve, long-term support contracts, failure to maintain standards of acceptable safety performance, political, economical, and regulatory uncertainty, problems with our non-wholly owned entities, including potential conflicts with the other owners of such entities, exposure to credit risks, inability to fund our working capital requirement, risks inherent in the operation of helicopters, unanticipated costs or cost increases associated with our business operations, exchange rate fluctuations, trade industry exposure, inflation, inability to maintain government issued licenses, inability to obtain necessary aircraft or insurance, loss of key personnel, work stoppages due to labor disputes, and future material acquisitions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. The Company disclaims any intentions or obligations to update or revise any forward-looking information, whether as a result of new information, future events or otherwise. Please refer to our annual report on Form 10-K, our quarterly reports on Form 10-Q, and our other filings, in particular any discussion of risk factors or forward-looking statements, which are filed with the SEC and available free of charge at the SEC’s website (www.sec.gov), for a full discussion of the risks and other factors that may impact any estimates or forward-looking statements made herein.